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Exhibit 4.12

        EXECUTION COPY

INDENTURE

Dated as of October 24, 2003

between

Level 3 Communications, Inc.,

as Issuer

and

The Bank of New York,

as Trustee

$294,732,000

9% Convertible Senior Discount Notes due 2013

(Senior Debt Securities)

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.02, 4.03
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b	)
(b)	7.05
(c)	7.01
(d)	7.01(c	)
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05(e	)
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	N.A.

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

i

Exhibit A-1	—	Form of Global Security
Exhibit A-2	—	Form of Certificated Security
Exhibit B	—	Transfer Certificate

        THIS INDENTURE, dated as of October 24, 2003, is by and between Level 3 Communications, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a corporation duly organized and existing under the laws of the State of New York (the "Trustee"), having a Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, New York 10286.

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 9% Convertible Senior Discount Notes Due 2013 (the "Securities"):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01. Definitions.

        "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1 that is deposited with and registered in the name of the Depositary, representing Securities eligible to be resold in reliance on Rule 144A under the Securities Act.

        "Accreted Value" of any Security as of or to any date of determination prior to October 15, 2007, means, as of any date of determination, an amount equal to the sum of (a) the Issue Price of such Security plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the Issue Price of such Security) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Security to the date of determination (which amount shall be accrued on a daily basis and compounded semiannually on each Accretion Measurement Date at a rate of 9% per annum from the Issue Date through the date of determination on the basis of a 360-day year of twelve 30-day months), minus all amounts theretofore paid in respect of such Security, which amounts are considered as part of the "stated redemption price at maturity" of such Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated as principal or interest). The Accreted Value of any Security on or after October 15, 2007, will mean the principal amount at maturity of such Security. Notwithstanding the foregoing, if the Company elects to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October 15, 2007, the Securities shall cease to accrete, and the Accreted Value and the principal amount at maturity of each Security shall be the Accreted Value on the date of commencement of such accrual as calculated in accordance with the first sentence of this definition.

        "Accretion Measurement Date" means April 15 and October 15 of each year.

        "Acquired Debt" means, with respect to any specified Person, (a) indebtedness of any other Person existing at the time such Person merges with or into or consolidates with such specified Person and (b) indebtedness secured by a Lien encumbering any property acquired by such specified Person, which indebtedness in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

        "Act" shall have the meaning set forth in Section 1.04(a) of this Indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

        "Agent Members" shall have the meaning given in Section 2.14(e) of this Indenture.

        "Authorized Newspaper" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

        "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

        "Business Day" means a day that in the City of New York is not a day on which banking institutions are authorized or obligated by law or regulation to close.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

        "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

        "Change of Control" at such time after the original issuance of the Securities means the occurrence of one or more of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Holders) shall have occurred; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; provided, however, that a Change of Control under (a) and (b) above shall not be deemed to have occurred if either (x) the daily market price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (a) above) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clause (b) above) shall equal or exceed 105% of the Conversion Price in effect on the date of the Change of Control or the public announcement of the Change of Control (provided that for purposes of the foregoing, the Conversion Price shall be determined without regard to temporary increases therein pursuant to Section 10.04(g) of this Indenture, as applicable; or (y) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

        "Clearstream" means Clearstream Banking, société anonyme.

        "Closing Sale Price" of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate. Closing Sale Price shall be determined without reference to extended or after hours trading.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means shares of the Company's Common Stock, $0.01 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

        "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

        "Company Order" means a written request or order signed in the name of the Company by any two Officers.

        "Conversion Agent" means the Trustee or any other Person appointed by the Company to accept Securities presented for conversion.

        "Conversion Price" shall have the meaning set forth in Exhibit A-1 hereto.

        "Corporate Trust Office" means the principal office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 101

Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

        "Current Market Price" shall have the meaning set forth in Section 10.04(f)(1) of this Indenture.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Defaulted Interest" shall have the meaning set forth in Section 2.06(b) of this Indenture.

        "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

        "Designated Event Date" shall have the meaning set forth in Section 4.05 of this Indenture.

        "Designated Event Offer" shall have the meaning set forth in Section 4.05 of this Indenture.

        "Designated Event Offer Termination Date" shall have the meaning set forth in Section 4.05 of this Indenture.

        "Designated Event Payment" shall have the meaning set forth in Section 4.05 of this Indenture.

        "Designated Event Payment Date" shall have the meaning set forth in Section 4.05 of this Indenture.

        "Depositary" shall have the meaning set forth in Section 2.03(b) of this Indenture.

        "Determination Date" shall have the meaning set forth in Section 10.04(j) of this Indenture.

        "DTC" shall have the meaning set forth in Section 2.03(b) of this Indenture.

        "Distribution" shall have the meaning set forth in Section 10.04(d) of this Indenture.

        "Euroclear" means Euroclear S.A. / N.V., as operator of the Euroclear System.

        "Event of Default" shall have the meaning set forth in Section 6.01 of this Indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Expiration Time" shall have the meaning set forth in Section 10.04(e) of this Indenture.

        "Fair Market Value" has the meaning set forth in Section 10.04(f)(2) of this Indenture.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the America Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

        "Global Security" shall have the meaning set forth in Section 2.03 of this Indenture.

        "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

        "Initial Purchasers" shall mean CRC (Bermuda) Reinsurance Limited, Markel Insurance Company of Canada, Federated Insurance Company of Canada, Federated Life Insurance Company of Canada, Commonwealth Insurance Company, Commonwealth Insurance Company of America, Lombard General Insurance Company of Canada, Ranger Insurance Company, United States Fire Insurance Company, The North River Insurance Company, Seneca Insurance Company, Inc., Seneca Specialty Insurance Company, Odyssey America Reinsurance Corporation, Odyssey Reinsurance Corporation, Hudson Insurance Company, Newline Underwriting Management Limited, Falcon Insurance Company Limited, TIG Insurance Company and Riverstone Management Limited.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

        "Issue Price" of any Security means $704.73 per $1,000 principal amount at maturity.

        "Legal Holiday" shall have the meaning set forth in Section 11.08 of this Indenture.

        "Legend" shall have the meaning set forth in Section 2.08(f) of this Indenture.

        "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by the Company or any of its subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

        "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

        "Non-electing Share" shall have the meaning set forth in Section 10.05 of this Indenture.

        "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

        "Officer" means the Chairman and Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary or Assistant Secretary of such Person or any other officer designated by the board of directors of such Person serving in a similar capacity.

        "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.04 shall be signed by the principal financial, principal executive or principal accounting officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

        "Opinion Of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion. The counsel may be an employee of, or counsel to, the Company or the Trustee.

        "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the Accreted Value of or interest on any Securities on behalf of the Company.

        "Payment Default" shall have the meaning given in Section 6.01(f) of this Indenture.

        "Permitted Holders" means the members of the Company's Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

        "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

        "Place of Payment" means the place or places where the Accreted Value of and interest on such Securities are payable as specified.

        "Purchased Shares" shall have the meaning set forth in Section 10.04(e) of this Indenture.

        "QIBS" shall have the meaning set forth in Section 2.03(b) of this Indenture.

        "Record Date" shall have the meaning set forth in Section 10.04(f)(3) of this Indenture.

        "Redemption Condition" shall have the meaning set forth in Section 3.01 of this Indenture.

        "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price" when used with respect to any of the Securities to be redeemed, means the price fixed for such redemption pursuant to Article 3 and the Securities.

        "Registrar" shall have the meaning set forth in Section 2.05 of this Indenture.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Security" means a permanent Global Security in registered form representing the aggregate principal amount at maturity of Securities sold in reliance on Regulation S under the Securities Act.

        "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibit A-1 of this Indenture.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

        "SEC" means the Securities and Exchange Commission.

        "Security" or "Securities" means any of the Company's 9% Convertible Senior Discount Notes Due 2013, as amended or supplemented from time to time, issued under this Indenture.

        "Security Register" has the meaning set forth in Section 2.07 of this Indenture.

        "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Special Interest" has the meaning set forth in Exhibit A-1 to this Indenture.

        "Special Interest Notice" has the meaning set forth in Section 4.07 of this Indenture.

        "Special Record Date" has the meaning set forth in Section 2.06(b) of this Indenture.

        "Specified Indebtedness" means (a) the Company's 9.125% Senior Notes due 2008, 11% Senior Notes due 2008, 10.5% Senior Discount Notes due 2008, 10.75% Senior Euro Notes due 2008, 12.875% Senior Discount Notes due 2010, 11.25% Senior Euro Notes due 2010, 11.25% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2009, 6.0% Convertible Subordinated Notes due 2010 and 2.875% Convertible Senior Notes due 2010, and (b) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under Section 4(2) of the Securities Act) or any guarantee thereof and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

        "Spinoff Valuation Period" shall have the meaning set forth in Section 10.04(d) of this Indenture.

        "Stated Maturity", when used with respect to a Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the Accreted Value of such Security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

        "Subsidiary" of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

        "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

        "Trading Day" means (a) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Transfer" means any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

        "Trigger Event" shall have the meaning set forth in Section 10.04(d) of this Indenture.

        "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

        "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.

        "Indenture Securities" means the Securities.

        "Indenture Security Holder" means a Securityholder.

        "Indenture to be Qualified" means this Indenture.

        "Indenture Trustee" or "Institutional Trustee" means the Trustee.

        "Obligor" on the indenture securities means the Company.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

        Section 1.03. Rules of Construction. Unless the context otherwise requires:

        (a)   a term has the meaning assigned to it;

        (b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

        (c)   "or" is not exclusive;

        (d)   "including" means including, without limitation; and

        (e)   words in the singular include the plural, and words in the plural include the singular.

        Section 1.04. Acts of Holders.

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.

        The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)   The ownership of Securities shall be proved by the register maintained by the Registrar.

        (d)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        (e)   If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
THE SECURITIES

        Section 2.01. Title and Terms. The aggregate principal amount at maturity of Securities which may be authenticated and delivered under this Indenture is limited to $294,732,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.08, 2.09, 2.11, 3.07 or 4.05.

        The Securities shall be known and designated as the "9% Convertible Senior Discount Notes Due 2013" of the Company. Their Stated Maturity shall be October 15, 2013. The Securities shall be issued at a discount of 29.527% to their aggregate principal amount at maturity, and shall accrete at a rate of 9% per annum, compounded semiannually, to 100% of their aggregate principal amount at maturity by October 15, 2007. On October 15, 2007, cash interest shall commence accruing at a rate of 9% per annum, which shall be payable semiannually in arrears on April 15 and October 15 in each year, commencing on April 15, 2008, and at said Stated Maturity, until the Accreted Value thereof is paid or duly provided for. The Company may elect, upon not less than 60 days prior notice to the Holders and the Trustee, to commence the accrual of cash interest on all outstanding Securities on or after October 15, 2004, in which case the outstanding principal amount at maturity of each Security shall on such commencement date be reduced to the Accreted Value of such Security as of such commencement date and cash interest shall be payable with respect to such Security on each April 15 and October 15 thereafter, as set forth or referred to in the text of the Securities.

        Accreted Value of and interest on the Securities will be payable, and the Securities may be exchanged or transferred, at the office or agency of the Company in The City of New York, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the

Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

        The interest rate on the Securities is subject to increase by the addition of Special Interest and otherwise, all as set forth or referred to in the text of the Securities appearing in Exhibit A-1 hereto.

        The Securities shall be convertible into shares of Common Stock as provided in Article 10.

        The Securities shall be redeemable as provided in Article 3.

        Section 2.02. Denominations. The Securities will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 principal amount at maturity and integral multiples thereof.

        Section 2.03. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 and A-2, which are a part of this Indenture and incorporated by reference herein. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

        (a)   Certificated Securities. Securities shall be issued initially only in certificated form substantially in the form of Exhibit A-2 attached hereto.

        (b)   Global Securities. Securities not issued in certificated form shall be issued in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A-1 (each, a "Global Security"), which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

        (c)   Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

        Any adjustment of the aggregate principal amount at maturity of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee as required by Section 2.14 hereof and shall be made on the records of the Trustee and the Depositary.

        (d)   Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.03(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEVEL 3 COMMUNICATIONS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST

  COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

        Section 2.04. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the officer of the Company on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

        Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.02. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.02.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). Such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

        The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

        Section 2.06. Paying Agent to Hold Money in Trust.

        (a)   Except as otherwise provided herein, on or prior to 10:00 am New York City time each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all moneys held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

        (b)   Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

          (i)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a date for the payment of such Defaulted Interest (the "Special Record Date"), which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Holders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

          (ii)   Alternatively, the Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any Securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the "Security Register"). If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 1 and October 1 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

        Section 2.08. Transfer and Exchange.

        (a)   Subject to Section 2.14 hereof, upon surrender for registration of transfer of any Securities, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.05, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transferor exchange of the Securities from the Securityholder requesting such transferor exchange.

        At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

        The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a notice of Redemption or notice of a Designated Event has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

        (b)   Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.14 and this Section 2.08(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee. Owners of beneficial interests in the Securities represented by Global Securities shall hold such interests pursuant to the procedures and practices of the Depositary. Owners of beneficial interests who purchased such interests pursuant to Regulation S may hold their interests in a Global Security through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Owners of beneficial interests who purchased such interests pursuant to Regulation S may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the Depositary's system. Euroclear and Clearstream will hold interests in the Global Securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which in turn, will hold such interests in the Global Securities in customers' securities accounts in the depositories' names on the books of the Depositary. All interests in a Global Security, including those held through Euroclear or Clearstream may be subject to the procedures and requirements of the Depositary. Those interests held through Euroclear and Clearstream will be subject to the procedures and requirements of such systems.

        (c)   Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

        (d)   Any Registrar appointed pursuant to Section 2.05 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

        (e)   No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

        (f)    If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Shearman & Sterling LLP or any other counsel reasonably acceptable to the Company, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

        Section 2.09. Replacement Securities. If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code), the Company shall execute, and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount at maturity, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

        Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 2.10. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.09, those delivered to it for cancellation pursuant to Section 2.12 and those described in this Section 2.10 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount at maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

        If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

        If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Redemption Date or a Designated Event Payment Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Designated Event Payment Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any (including contingent interest, if any), and Special Interest, if any, on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

        If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any (including contingent interest, if any), shall cease to accrue on such Security.

        Section 2.11. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

        If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        Section 2.12. Cancellation. All Securities surrendered for payment, purchased by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange (other than Securities exchanged pursuant to Section 10.02) shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

        Section 2.13. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Accreted Value at maturity of the Security or the payment of any Redemption Price or Designated Event Payment in respect thereof, and accrued but unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 2.14. Transfer Provisions.

        (a)   A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.08 and this Section 2.14.

        (b)   Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

        (c)   The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.14 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of Shearman & Sterling LLP or any other counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount at maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

        (d)   As used in the preceding clause (b) and (c) of this Section 2.14, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

        (e)   The following provisions shall apply only to Global Securities:

          (i)    Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (y) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (z) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (x) or (y) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii)   Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount at maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount at maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii)  Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (iv)  In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (v)   Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

        (f)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        (g)   Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

        Section 2.15. CUSIP Numbers. The Company will issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3
REDEMPTION

        Section 3.01. Optional Redemption. Prior to October 15, 2008, the Company cannot redeem the Securities. Beginning on October 15, 2008, the Company may redeem the Securities for cash in whole at any time, or in part from time to time, in accordance with the provisions of paragraph 7 of the Securities. Any redemption shall be made pursuant to paragraph 7 of the Securities and this Article 3.

        Section 3.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 7 of the Securities, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the Accreted Value of Securities (if less than all) to be redeemed, (iv) the Redemption Price and the amount of any accrued and unpaid interest payable on the Redemption Date and (v) the CUSIP number of the Securities being redeemed.

        Section 3.03. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed or quoted or, if the Securities are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Securities outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the Accreted Value of any Securities that has a denomination larger than $1,000 principal amount at maturity. Securities and portions thereof will be redeemed in the amount of $1,000 principal amount at maturity or integral multiples of $1,000 (assuming no exercise by the Company of its right to elect to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October 15, 2007).

        Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

        If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as possible) to be the portion to be selected for redemption. The Securities (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

        In the event of any redemption of less than all the Securities, the Company will not be required to (i) issue or register the transfer or exchange of any Security during a period of 15 days next preceding the mailing of a notice of redemption for such Securities for redemption, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, in which case the Company will execute and the Trustee will authenticate and deliver to the holder a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

        Section 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first class mail a notice of redemption to each Holder whose Securities are to be redeemed, at such holder's registered address.

        The notice shall identify the Securities to be redeemed and shall state:

          (A)  the Redemption Date;

          (B)  the Redemption Price and any accrued and unpaid interest payable on the Redemption Date;

          (C)  if any Security is being redeemed in part, the portion of the Accreted Value of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in Accreted Value equal to the unredeemed portion will be issued in the name of the holder thereof;

          (D)  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and any accrued and unpaid interest, if any;

          (E)  that interest on Securities called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or any accrued and unpaid interest, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture);

          (F)  the aggregate Accreted Value of Securities (if less than all) that are being redeemed;

          (G)  the CUSIP number of the Securities (provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities);

          (H)  the name and address of the Paying Agent;

          (I)   that Securities called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

          (J)   that in the case of Securities or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest due on such date shall be paid to the person in whose name the Security is registered at the close of business on the relevant Regular Record Date.

        The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Security.

        At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense.

        Section 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Security.

        Section 3.06. Deposit of Redemption Price. On or before 10 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

        On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price or any accrued and unpaid interest, interest will cease to accrue on the Accreted Value of the Securities or portions thereof called for redemption and for which funds have been set apart for payment, and such Securities, or portions thereof, shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in this Section 3.06 and Article 4 of this Indenture, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest to (but excluding) the Redemption Date. In the case of Securities or portions thereof redeemed on a Redemption Date which is also an Interest Payment Date, the interest due on such date shall be paid to the person in whose name the Security is registered at the close of business on the relevant Regular Record Date.

        Section 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered, at the expense of the Company.

        Section 3.08. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an arrangement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy shall be filed with the Trustee prior to the date fixed for redemption. Any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such

Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE 4
COVENANTS

        Section 4.01. Payment of Accreted Value and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay prior to noon New York City time on any date of payment the Accreted Value of and interest on the Securities in accordance with the terms of the Securities and this Indenture. At the option of the Company, all payments of Accreted Value may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

        Section 4.02. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment an office or agency where the Securities may be presented or surrendered for payment or conversion, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for the Securities. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment for the Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

        Section 4.03. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the Accreted Value of, or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Accreted Value or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the Accreted Value, or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay the Accreted Value or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Accreted Value or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (i)    hold all sums held by it for the payment of Accreted Value of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii)   give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of Accreted Value or interest; and

          (iii)  at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Except as otherwise provided in the Securities, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Value of or interest on any Security and remaining unclaimed for two years after such Accreted Value, or interest has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such Accreted Value of or interest on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be mailed to the Holders or published once in an Authorized Newspaper to the effect that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 4.04. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which as of the date hereof is December 31), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        Section 4.05. Repurchase Upon Designated Event. Following a Designated Event (the date of each such occurrence being the "Designated Event Date"), the Company shall notify the holders of Securities in writing of such occurrence and shall make an offer (the "Designated Event Offer") to repurchase all Securities then outstanding at a repurchase price in cash (the "Designated Event Payment") equal to 101% of the Accreted Value thereof as of the Designated Event Payment Date (as defined below), plus accrued and unpaid interest, if any, to, but excluding, the Designated Event Payment Date.

        Notice of a Designated Event shall be mailed by or at the direction of the Company to the holders of Securities as shown on the Security Register of such holders maintained by the Registrar not more than 20 days after the applicable Designated Event Date at the addresses as shown on the Security Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Designated Event Offer shall remain open until a specified date (the "Designated Event Offer Termination Date") which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, holders of Securities may elect to tender their Securities in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. Payment shall be made by the Company in respect of Securities properly tendered pursuant to this Section 4.05 on a Business Day specified by the Company (the "Designated Event Payment Date") which shall be no later than 60 days after the applicable Designated Event.

        The notice, which shall govern the terms of the Designated Event Offer, shall include such disclosures as are required by law and shall state:

        (a)   that any Security not accepted for payment will continue to accrue interest in accordance with the terms thereof;

        (b)   that a Designated Event Offer is being made pursuant to this Section 4.05 and that all Securities properly tendered and not withdrawn will be accepted for payment;

        (c)   the event, transaction or transactions that constitute the Designated Event;

        (d)   the Designated Event Payment for each Security, the Designated Event Offer Termination Date and the Designated Event Payment Date;

        (e)   that, unless the Company defaults on making the Designated Event Payment, any Security accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest on the Designated Event Payment Date and no further interest shall accrue on or after such date;

        (f)    that holders electing to have Securities repurchased pursuant to a Designated Event Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Designated Event Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

        (g)   that holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Designated Event Offer Termination Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount at maturity of Securities the holder delivered for purchase, the principal amount at maturity of Securities the holder is withdrawing from his election (if less than the full election), the Security certificate number (if any) and a statement that such holder is withdrawing his election to have such Securities purchased;

        (h)   that holders whose Securities are repurchased only in part will be issued Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered;

        (i)    the instructions that holders must follow in order to tender their Securities; and

        (j)    that in the case of a Designated Event Payment Date that is also an Interest Payment Date, the interest due on such date shall be paid to the person in whose name the Security is registered at the close of business on the relevant Designated Event Offer Termination Date.

        On the Designated Event Offer Termination Date, the Company shall (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Designated Event Offer, (ii) deposit with the Paying Agent money sufficient to pay the Designated Event Payment with respect to all Securities or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the aggregate principal amount at maturity of Securities or portions thereof tendered to and accepted for payment by the Company. On the Designated Event Payment Date, the Paying Agent shall deliver the Designated Event Payment to the holders of Securities so accepted and the Trustee shall promptly authenticate and deliver or cause to be transferred by book entry to such holders a new Security equal in principal amount at maturity to any unpurchased portion of the Security surrendered, if any; provided, however, that such new Securities will be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

        In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which this Section 4.05 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate Fair Market Value of such stock, securities, other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Securities to cause the Company to repurchase Securities following a Designated Event, including the applicable provisions of this Section 4.05 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

        The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Securities to tender their Securities.

        Section 4.06. Limitation on Liens. The Company will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the issue date of the Securities or thereafter acquired, without making effective provision for securing the Securities equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Securities, prior to) the obligations so secured for so long as such obligations are so secured. The Lien, if granted, to secure the Securities may also secure obligations in addition to Specified Indebtedness. Any Lien created to secure the Securities pursuant to this Section 4.06 may provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the full and unconditional release and discharge of the Lien securing the Specified Indebtedness and that the holders of some or all of such Specified Indebtedness may exclusively control the disposition of property subject to such Lien.

        The foregoing restrictions in this Section 4.06 shall not apply to (a) Liens to secure Acquired Debt; provided, however, that (i) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (ii) such Lien does not extend to or cover any other property; and (b) Liens to secure indebtedness incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (a) or this clause (b) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of indebtedness so secured is not increased.

        Section 4.07. Special Interest Notice. In the event that the Company is required to pay Special Interest to Holders, the Company will provide written notice ("Special Interest Notice") to the Trustee of its obligation to pay Special Interest no later than fifteen days prior to the proposed payment date for the Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

        Section 4.08. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 5
CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

        Section 5.01. When the Company May Merge, Etc. The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any Person unless:

        (a)   either

          (i)    the Company shall be the surviving or continuing corporation, or

          (ii)   the Person formed by or surviving any such consolidation, merger or share exchange (if other than the Company) or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety:

            (1)   shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

            (2)   shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the Accreted Value of and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Securities upon a Designated Event in accordance with the penultimate paragraph of Section 4.05 and conversion rights in accordance with Article 10 to the extent required by such Sections;

        (b)   immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

        (c)   the Company or such successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

        For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Section 5.02. Successor Corporation Substituted. Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

        Section 5.03. Purchase Option on Change of Control. This Article Five does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.05.

ARTICLE 6
EVENTS OF DEFAULT

        Section 6.01. Events of Default. An "Event of Default" with respect to the Securities occurs if:

        (a)   the Company defaults in the payment of Accreted Value of the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to make any optional redemption payment when required pursuant to Article 3 of the Indenture; or

        (b)   the Company defaults in the payment of any installment of interest on the Securities when due (including any interest payable in connection with a repurchase pursuant to Section 4.05 or in connection with any optional redemption payment pursuant to Article 3 of the Indenture) and continuance of such default for 30 days or more; or

        (c)   the Company defaults in the payment of the Designated Event Payment in respect of the Securities on the date therefor; or

        (d)   the Company fails to provide timely notice of any Designated Event in accordance with Section 4.05; or

        (e)   the Company defaults (other than a default set forth in clause (a), (b), (c) or (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Securities and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder) from the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the then outstanding Securities; or

        (f)    a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed or secured by the

Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a "Payment Default"), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount, or principal amount at maturity, as applicable, of such indebtedness, together with the principal amount, or principal amount at maturity, as applicable, of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or its foreign currency equivalent or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after receipt of written notice (specifying such default and requiring the Company to cause such Payment Default to be cured or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder) by the Company from the Trustee or by the Company and the Trustee from any holder of Securities; or

        (g)   failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $25,000,000 or its foreign currency equivalent; or

        (h)   the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commences a voluntary case,

          (ii)   consents to the entry of an order for relief against it in an involuntary case,

          (iii)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv)  makes a general assignment for the benefit of its creditors, or

          (v)   makes the admission in writing that it generally is unable to pay its debts as the same become due; or

        (i)    a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

          (i)    is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

          (ii)   appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

          (iii)  orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        Section 6.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount at maturity of the then outstanding Securities, by written notice to the

Company and the Trustee, may declare the then Accreted Value of and accrued and unpaid interest on, all the Securities to be due and payable. Upon such declaration, such Accreted Value, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If any Event of Default with respect to the Company specified in clause (h) or (i) of Section 6.01 occurs, all Accreted Value of, and accrued and unpaid interest on, the Securities then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any holder of Securities.

        The holders of a majority in aggregate principal amount at maturity of the then outstanding Securities by notice to the Trustee may rescind an acceleration of the Securities and its consequences if all existing Events of Default (other than nonpayment of Accreted Value of, and interest on, the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

        Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04. Waiver of Past Defaults. The holders of a majority in aggregate principal amount at maturity of the Securities then outstanding may, on behalf of the holders of all the Securities, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the Accreted Value of, or interest on, the Securities (other than the non-payment of Accreted Value of, and interest on, the Securities which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Securities. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

        Section 6.05. Control by Majority. The holders of a majority in aggregate principal amount at maturity of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Securities or that may involve the Trustee in personal liability; provided, however, that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders; provided further, however, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

        Section 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

        (a)   the Holder gives to the Trustee notice of a continuing Event of Default;

        (b)   the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

        (c)   such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d)   the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e)   during such 30-day period the holders of a majority in aggregate principal amount at maturity of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another holder.

        Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

        Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Accreted Value of and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Securities allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

        Section 6.10. Priorities. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of Accreted Value or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 7.07.

          SECOND: To the payment of the amounts then due and unpaid upon the Securities for Accreted Value and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for Accreted Value and interest, respectively; and

          THIRD: To the payment of the remainder, if any, to the Company.

        Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in aggregate principal amount at maturity of the then outstanding Securities.

        Section 6.12. Notice of Default or Event of Default. The Company shall deliver to the Trustee, as soon as reasonably practicable and in any event within 30 days after an executive officer of the Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

ARTICLE 7
TRUSTEE

        Section 7.01. Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

          (i)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

        This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i)    this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Section 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

        (d)   The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

        Section 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

        (a)   the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers' Certificate and/or an Opinion of Counsel;

        (c)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

        (d)   the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

        (e)   the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

        (f)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

        (g)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors be sufficiently evidenced by a Board Resolution;

        (h)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

        (i)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

        (j)    the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

        (k)   the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

        (l)    In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

        Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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        Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use or application of the proceeds from the Securities, and shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

        Section 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

        A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the securities become listed on any Securities exchange and of any delisting thereof.

        Section 7.07. Reports by Company. The Company will file with the Trustee and the SEC, and transmit to Holders, such information, documents, and other reports, and such summaries thereof, as may be required pursuant to the TIA (or, if the Company is not subject to the TIA, such information, documents, and other reports, and summaries thereof as would be required if the Company were subject to the TIA) at the times and in the manner provided pursuant to the TIA; provided that any such information, documents, or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 calendar days after the same is so required to be filed with the SEC.

        Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Section 7.08. Compensation and Indemnity. The Company agrees:

        (a)   to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

        (b)   to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

        (c)   to indemnify each of the Trustee and any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorneys' fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments (including contingent interest, if any), Special Interest, if any, the Accreted Value, Redemption Price, Designated Event Payment or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

        The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or Section 6.01(g), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

        Section 7.09. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

        (a)   the Trustee fails to comply with Section 7.10;

        (b)   the Trustee is adjudged bankrupt or insolvent;

        (c)   a receiver or public officer takes charge of the Trustee or its property; or

        (d)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Section 7.10. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        Section 7.11. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

        Section 7.12. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

        Section 7.13. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

ARTICLE 8
DISCHARGE OF INDENTURE

        Section 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.09), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers' Certificate and Opinion of Counsel.

        Section 8.02. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

        Section 8.03. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount and any shares of Common Stock with respect to the Securities that remain unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9
AMENDMENTS

        Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

        (a)   to comply with Article 5 or Section 10.05;

        (b)   to cure any ambiguity, omission, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder;

        (c)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

        (d)   to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

        Section 9.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding. The Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Default under this Indenture and its consequences, except a Default in the payment of amounts due in respect of any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

        Subject to Section 9.04, without the written consent of each Securityholder affected, the Company may not:

        (a)   change the Stated Maturity of the Accreted Value of, or any installment of interest (including contingent interest, if any), if any, on, any Security;

        (b)   reduce the Accreted Value of, or the rate or amount of interest (including contingent interest), if any, on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest, if any, or the rate or amount of accrual thereof on any Security;

        (c)   change the currency for payment of Accreted Value of, or interest (including contingent interest, if any), on any Security or change any Place of Payment where the Accreted Value of or interest on any Security is payable;

        (d)   impair the right to institute suit for the enforcement of any payment of any amount with respect to any Security when due;

        (e)   adversely affect the conversion rights provided in Article 10;

        (f)    modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Designated Event in a manner adverse to the Holders of the Securities;

        (g)   reduce the percentage of principal amount at maturity of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

        (h)   waive a Default or Event of Default in the payment of any amount with respect to any Security when due (except as provided in Section 6.02 and 6.04);

        (i)    make any changes in this Section 9.02;

        (j)    make any change in the provisions of this Indenture permitting Holders of a majority in aggregate principal amount at maturity of Securities to waive past Defaults or Events of Default or the rights of Holders to receive payments of Accreted Value of or interest on the Securities or to bring suit to enforce such payment; or

        (k)   modify any provision of this Indenture relating to the calculation of Accreted Value with respect to the Securities.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail the notice or a defect in the notice shall not effect the validity of the amendment.

        Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

        Section 9.04. Revocation and Effect of Consents. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, unless otherwise agreed in writing by such Holder or a predecessor Holder any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

        Section 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

        Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
CONVERSIONS

        Section 10.01. Right to Convert. Subject to and upon compliance with the provisions of this Indenture (including Section 3.08 of this Indenture), each Holder of Securities shall have the right, at his or her option, at any time after April 24, 2004 and on or before the close of business on the last Trading Day prior to the Stated Maturity of the Securities (except that, (a) with respect to any Security or portion thereof which is called for redemption prior to such date, such right shall terminate, except as provided in Article 3, at the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Security or portion thereof subject to a duly completed election for repurchase, such right shall terminate at the close of business on the Designated Event Offer Termination Date (unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase in accordance with Section 4.05)) to convert the Accreted Value of any Security held by such Holder, or any portion of a Security, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (i) the Accreted Value or portion thereof to be converted (a) as of such date, in the case of a Conversion Date on or after October 15, 2007 or (b) as of the Accretion Measurement Date immediately preceding the Conversion Date (or, if the Conversion Date is an Accretion Measurement Date, as of the Conversion Date), in the case of a Conversion Date prior to October 15, 2007 by (ii) the Conversion Price in effect at such time, by surrender of the Security so to be converted in whole or in part in the manner provided in Section 10.02. Notwithstanding anything in this Indenture to the contrary, in no event shall a Holder convert a portion of a Security unless such portion of the Security has a principal amount at maturity of $1,000 (assuming no exercise by the Company of its right to elect to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October15, 2007) or an integral multiple thereof. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder of Securities has converted his or her Securities to Common Stock, and then only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.

        Section 10.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest, Accretion or Dividends. To exercise, in whole or in part, the conversion privilege with respect to any Security, the Holder of such Security shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.02, accompanied by the funds, if any, required by the last paragraph of this Section 10.02, and shall give written notice of conversion in the form provided on the Securities (or such other notice which is acceptable to the Company) to the office or agency that the Holder of Securities elects to convert such Security or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 10.06. Each such Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney. The Holder of such Securities will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Security.

        As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full shares of Common Stock (including any full shares as a result of rounding fractional shares up to a full number of shares pursuant to Section 10.03) issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article 10 and (i) a check or cash (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above) or (ii) fractional shares (if not rounded up to a full number of shares pursuant to Section 10.03), in each case in respect of any fractional interest in respect of a share of Common Stock, pursuant to Section 10.03. Certificates representing shares of Common Stock may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Security of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Security so surrendered, without charge to him or her, a new Security or Securities in authorized denominations in an aggregate Accreted Value equal to the unconverted portion of the surrendered Security.

        Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Security (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Security is surrendered.

        Any Security or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless such Security or portion thereof being converted has been called for redemption on a date during the period from the close of business on such Regular Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date pursuant to a notice of redemption mailed by the Company to the holders in accordance with the provisions of Section 3.04 of this Indenture) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Accreted Value being converted; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Securities. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Security at the close of business on such Regular Record Date. Except as provided above in this Section 10.02, no adjustment shall be made for interest accrued or for any accretion that occurs after the applicable Accretion Measurement Date on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article 10. If any Security or portion thereof that has been called for redemption on a date during the period from the close of business on a Regular Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date is converted after such Regular Record Date for the payment of interest and prior to such corresponding Interest Payment Date, interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the holder of such Security on the applicable Regular Record Date.

        Section 10.03. Cash Payments in Lieu of Fractional Shares. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Accreted Value of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered for conversion (a) as of such date, in the case of a Conversion Date on or after October 15, 2007 or (b) as of the Accretion Measurement Date immediately preceding the Conversion Date (or, if the Conversion Date is an Accretion Measurement Date, as of the Conversion Date), in the case of a Conversion Date prior to October 15, 2007. In respect of any fractional share of stock that otherwise would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash based upon the current market price thereof or, the Company shall, at its option, (i) round such fraction up to the nearest full number of shares for issuance upon conversion or (ii) if permitted by law and relevant Nasdaq or stock exchange rules, issue such fractional shares. For purposes of this Section 10.03, the "current market price" of a share of Common Stock shall be the Closing Sale Price on the last Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

        Section 10.04. Adjustment of the Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

        (a)   In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

          (i)    the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

          (ii)   the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.04 is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

        (b)   In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

          (i)    the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and

          (ii)   the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase.

        Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

        (c)   In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (d)   In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets, including cash and securities (any such distribution, a "Distribution"; provided, however, that the term "Distribution" shall not include, and this Section 10.04(d) shall not apply to, (x) any rights or warrants referred to in Section 10.04(b) and (y) any dividend or distribution referred to in Section 10.04(a)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Holders upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distribution which such holder would have received if such holder had converted its Securities into Common Stock immediately prior to the Record Date), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction,

          (i)    the numerator of which shall be the Current Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock; and

          (ii)   the denominator of which shall be the Current Market Price on such Record Date,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Security on the Record Date. If such Distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction:

          (i)    the numerator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period; and

          (ii)   the denominator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the "Spinoff Valuation Period") commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Security on the Record Date with respect to such Distribution.

        Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Price under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 10.04. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

        No adjustment of the Conversion Price shall be made pursuant to this Section 10.04 in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Securities upon conversion by such Holders of Securities to Common Stock.

        For purposes of this Section 10.04(d) and 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price adjustment required by this Section 10.04 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except

          (A)  the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 10.04(a) and (b) and

          (B)  any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a).

        (e)   In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

          (i)    the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

          (ii)   the denominator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

        (f)    The following terms shall have the meaning indicated:

          (1)   "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

          If another issuance, distribution, subdivision or combination to which this Section 10.04 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

          (2)   "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

          (3)   "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

        (g)   The Company may make such reductions in the Conversion Price, in addition to those required by Section 10.04(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the increased Conversion Price and the period during which it will be in effect.

        (h)   No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments that by reason of this Article 10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest one-thousandth (1/1,000) of a dollar or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible. The Conversion Price shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of Section 10.04(a), (b), (c), (d) or (e).

        (i)    Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have actual knowledge of any adjustment of the Conversion Price and may assume that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Security, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

        (j)    In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.04(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.04, (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03. For purposes of this Section 10.04, the term "Adjustment Event" shall mean:

          (i)    in any case referred to in clause (1) hereof, the occurrence of such event,

          (ii)   in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

          (iii)  in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

          (iv)  in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

        (k)   For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        Section 10.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or, conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("Non-electing Share"), then, for the purposes of this Section 10.05, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Sixteen. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a person other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

        If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

        Section 10.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 10.07. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

        The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

        The Company further covenants that as long as the Common Stock is quoted on the Nasdaq National Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Securities to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Securities to be so listed and remain listed.

        Section 10.08. Responsibility of Trustee. The Trustee and any Conversion Agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

        Section 10.09. Notice to Holders Prior to Certain Actions. If:

        (a)   the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

        (b)   the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 10.04(d));

        (c)   there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party, or of the sale or transfer of all or substantially all of the assets of the Company; or

        (d)   there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of the Securities pursuant to Section 4.02 shall caused to be mailed to each holder of Securities, at their last addresses as they shall appear on the Security Register of the Company as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their

Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer; dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Such notice shall also be published by and at the expense of the Company not later than the aforesaid filing date at least once in an Authorized Newspaper.

ARTICLE 11
MISCELLANEOUS

        Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        Section 11.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed in writing) to the following facsimile numbers:

        if to the Company, to:

  Level 3 Communications, Inc.
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021
  Attn.: General Counsel
  Facsimile: (720) 888-5619

        with a copy to:

  Willkie Farr & Gallagher LLP
  787 Seventh Avenue
  New York, NY 10019
  Attention: John S. D'Alimonte
  Facsimile No.: (212) 728-8111

        if to the Trustee, to:

  The Bank of New York
  101 Barclay Street, 8W
  New York, New York 10286
  Attention: Corporate Trust Administration
  Facsimile No.: (212) 815-5707

        The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

        If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

        Section 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

        Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a)   an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (b)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such mattes be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable case should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 11.05. Statements Required in Certificate or Opinion.

        Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

        (a)   a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

        (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

        (c)   a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d)   a statement that, in the opinion of such person, such covenant or condition has been complied with.

        Section 11.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 11.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

        Section 11.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest (including contingent interest, if any) or Special Interest, if any, shall accrue for the intervening period.

        Section 11.09. Governing Law. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 11.12. Multiple Originals. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ THOMAS C. STORTZ Name: Thomas C. Stortz Title: Group Vice President
THE BANK OF NEW YORK, as Trustee
By:	/s/ VAN K. BROWN Name: Van K. Brown Title: Vice President

EXHIBIT A-1

{FORM OF FACE OF GLOBAL SECURITY}

        FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS 29.527% OF ITS PRINCIPAL AMOUNT AT MATURITY, THE ISSUE DATE IS OCTOBER 24, 2003 AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 9%, COMPOUNDED SEMIANNUALLY.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEVEL 3 COMMUNICATIONS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO NON-U.S. PERSONS THAT OCCURS OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT INCLUDING THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

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PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

        THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

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LEVEL 3 COMMUNICATIONS, INC.

9% Convertible Senior Discount Notes Due 2013

No.:	CUSIP:
Issue Date: , 2003	Principal Amount at Maturity: $

        LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal amount at maturity as set forth on Schedule I hereto, on October 15, 2013, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

        Interest Payment Dates: April 15 and October 15, commencing April 15, 2008 (unless the Company elects to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October 15, 2007).

        Record Dates: April 1 and October 1, commencing April 1, 2008.

LEVEL 3 COMMUNICATIONS, INC.
By:	Name: Title:

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TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:	Authorized Signatory

Dated:

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{FORM OF REVERSE SIDE OF SECURITY}

Level 3 Communications, Inc.

9% CONVERTIBLE SENIOR DISCOUNT NOTE DUE 2013

1.
PRINCIPAL AMOUNT AT MATURITY. Level 3 Communications, Inc., a Delaware corporation (the "Company"), promises to pay the principal sum of                        Dollars on October 15, 2013, at the office or agency of the Company referred to below.

2.
INTEREST. Level 3 Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2008, and cash interest accruing from October 15, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9% per annum, until the principal amount at maturity hereof is paid or duly provided for; provided that no cash interest shall accrue on the Accreted Value of this Security prior to October 15, 2007, and no cash interest shall be paid on this Security prior to April 15, 2008, except that the Company may elect, upon not less than 60 days prior notice given in the manner provided for in the Indenture, to commence the accrual of cash interest (at the rate shown above) on all outstanding Securities on or after October 15, 2004, in which case the outstanding principal amount at maturity of this Security shall on such commencement date be reduced to the Accreted Value of this Security as of such commencement date and cash interest shall be payable with respect to this Security on each April 15 and October 15 thereafter. The Company shall pay interest on overdue Accreted Value at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

3.
SPECIAL INTEREST. The Holder of this Security is entitled to the benefits of a Registration Agreement, dated as of October 24, 2003, between the Company and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) the Shelf Registration Statement has not been filed with the SEC on or prior to October 24, 2004, (ii) the Shelf Registration Statement has not been declared effective on or prior to December 23, 2004, or (iii) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iii) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest, if any, on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the Accreted Value of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. Accrued Special Interest, if any, shall be paid in cash in arrears semiannually on April 15 and October 15 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and the Accreted Value for each such day.

4.
METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the person in whose name each Security is registered at the close of business on the April 1 or October 1 immediately preceding the relevant Interest Payment Date (each a "Regular Record Date") (other than with respect to a Security or portion thereof called for redemption on a

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  Redemption Date, or repurchased in connection with a Designated Event on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest shall be payable (unless such Security or portion thereof is converted) to the Holder of the Security or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). The Holder must surrender Securities to a Paying Agent to collect payment of Accreted Value. The Company will pay the Accreted Value of and interest on the Securities at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay Accreted Value and interest by check payable in such money, and may mail such check to the Holders at their respective addresses as set forth in the Security Register of Holders of Securities.

5.
PAYING AGENT AND REGISTRAR. The Bank of New York (together with any successor Trustee under the Indenture referred to below, the "Trustee") will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

6.
INDENTURE. This is one of a duly authorized issue of securities of the Company designated as its "9% Convertible Senior Discount Notes Due 2013" issued under an indenture dated as of October 24, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured and unsubordinated obligations of the Company limited to (except as otherwise provided in the Indenture) up to $294,732,000 in aggregate principal amount at maturity. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

7.
OPTIONAL REDEMPTION. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture and this Security, provided that the Securities are not redeemable prior to October 15, 2008. If redeemed at the option of the Company, the Securities will be redeemed on the conditions and at the Redemption Prices set forth below.

  If the Closing Sale Price of the Common Stock has exceeded the applicable Specified Percentage (as defined below) of the then applicable Conversion Price for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the mailing of the notice of redemption, the Company may redeem for cash all or a portion of the Securities at any time after October 15, 2008, by providing not less than 30 nor more than 60 days' notice by mail to each Holder of the Securities to be redeemed, at a redemption price in cash equal to 100% of the Accreted Value as of the Redemption Date of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

  "Specified Percentage" is equal to (1) 140% if the date of the mailing of the notice of redemption is during the 12-month period beginning October 15, 2008, (2) 140% if the date of the mailing of the notice of redemption is during the 12-month period beginning October 15, 2009, provided, however, that if the Initial Purchasers have Transferred 33 1/3% or more of the aggregate principal amount at maturity of the Securities (as of the Issue Date) prior to the Trading Day immediately preceding the date of the mailing of the notice of redemption, the Specified Percentage shall be

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  automatically reduced to 130%, and (3) 140% if the date of the mailing of the notice of redemption is during the 36-month period beginning October 15, 2010, provided, however, that if the Initial Purchasers have Transferred 33 1/3% or more of the aggregate principal amount at maturity of the Securities (as of the Issue Date) prior to the Trading Day immediately preceding the date of the mailing of the notice of redemption, the Specified Percentage shall be automatically reduced to 120%. For purposes of this definition of "Specified Percentage," any one or more of the following shall be deemed not to constitute a Transfer of Securities by the Initial Purchasers: (i) a Transfer of Securities to any Person directly or indirectly controlled by or under direct or indirect common control with Fairfax Financial Holdings Limited (any such Person a "Fairfax Entity") or (ii) a Transfer of Securities to a trust or other Person for the benefit of one or more Fairfax Entities.

  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the date fixed for redemption to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in integral multiples of $1,000 (assuming no exercise by the Company of its right to elect to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October 15, 2007). If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed or quoted, or, if the Securities are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. On and after the Redemption Date, interest ceases to accrue on Securities or portions thereof called for redemption (unless the Company defaults in the payment of the Redemption Price). If this Security is redeemed on a date which is also an Interest Payment Date, the interest due on such date will be paid to the person in whose name this Security is registered at the close of business on the relevant Regular Record Date.

8.
DESIGNATED EVENT. Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Securities at a price equal to 101% of the aggregate Accreted Value of the Securities as of the Designated Event Payment Date, plus accrued and unpaid interest to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the Holder hereof must comply with the terms thereof, including surrendering this Security, with the "Option of Holder to Elect Repurchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to Holders as provided in the Indenture, prior to the Designated Event Offer Termination Date.

9.
DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption or submitted for repurchase or surrendered for conversion. Also, the Company or the Registrar need not exchange or register the transfer of any Security for a period of 15 days before the mailing of a notice of redemption for such Securities to be redeemed.

10.
PERSONS DEEMED OWNERS. The registered Holder of a Security shall be treated as its owner for all purposes.

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11.
AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Securities, and any existing default may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities.

  Without the consent of any Holder, the Indenture or the Securities may be amended to: (a) to comply with Article 5 or Section 10.05; (b) to cure any ambiguity, omission, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder; (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or (d) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

  Without the written consent of each Securityholder affected, the Company may not: (a) change the Stated Maturity of the Accreted Value of, or any installment of interest (including contingent interest, if any), if any, on, any Security; (b) reduce the Accreted Value of, or the rate or amount of interest (including contingent interest), if any, on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest, if any, or the rate or amount of accrual thereof on any Security; (c) change the currency for payment, Accreted Value of, or interest (including contingent interest, if any), on any Security or change any Place of Payment where the Accreted Value of or interest on any Security is payable; (d) impair the right to institute suit for the enforcement of any payment of any amount with respect to any Security when due; (e) adversely affect the conversion rights provided in Article 10; (f) modify the provisions of the Indenture requiring the Company to make an offer to repurchase Securities upon a Designated Event in a manner adverse to the Holders; (g) reduce the percentage of principal amount at maturity of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture; (h) waive a Default or Event of Default in the payment of any amount with respect to any Security when due (except as provided in Section 6.02 or 6.04); (i) make any changes in Section 9.02 of the Indenture; (j) make any change in the provisions of the Indenture permitting Holders of a majority in aggregate principal amount at maturity of Securities to waive past Defaults or Events of Default or the rights of Holders to receive payments of Accreted Value of or interest on the Securities or to bring suit to enforce such payment; or (k) modify any provision of the Indenture relating to the calculation of Accreted Value with respect to the Securities.

12.
DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the Accreted Value of the Securities, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest on the Securities; (c) default in the payment of the Designated Event Payment in respect of the Securities on the date therefor; (d) failure to provide timely notice of a Designated Event; (e) default by the Company (other than a default set forth in clause (a), (b), (c) or (d) above) for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (f) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a "Payment Default"), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such

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  indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after notice; or (g) failure by the Company or any Material Subsidiary of the Company to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; or (h) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities may declare the then Accreted Value of and accrued and unpaid interest on all Securities then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, the then Accreted Value of all outstanding Securities becomes due and payable without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of Accreted Value or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

13.
TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

14.
NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Securities.

15.
AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.
ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/MA = Uniform Gifts to Minors Act.

17.
CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered Holder of this Security has the right at any time after April 24, 2004 and on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Security or any portion hereof is (a) called for redemption prior to such date, before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) or (b) subject to a duly completed election for repurchase, on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase) to convert the Accreted Value hereof, or any portion of such Accreted Value, into that number of fully paid and non-assessable shares of common stock of the Company ("Common Stock") obtained by dividing (i) the Accreted Value or

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  portion thereof (a) as of such date, in the case of a Conversion Date on or after October 15, 2007 or (b) as of the Accretion Measurement Date immediately preceding the Conversion Date (or, if the Conversion Date is an Accretion Measurement Date, as of the Conversion Date), in the case of a Conversion Date prior to October 15, 2007 by (ii) the conversion price of $9.991 per share (the "Conversion Price"), as adjusted from time to time as provided in the Indenture, upon surrender of this Security to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered Holder of this Security by instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a date in such period), also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued or accretion hereon or for dividends on Common Stock delivered on conversion. The right to convert this Security is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company's assets. In no event shall a Holder convert a portion of this Security unless such portion of this Security has a principal amount at maturity of $1,000 (assuming no exercise by the Company of its right to elect to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October 15, 2007) or an integral multiple thereof.

          The Company shall, in respect of fractional shares representing fractions of shares of Common Stock upon any such conversion, (i) make an adjustment in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of conversion, (ii) round such fraction up to the nearest whole number of shares or (iii) if permitted by law and relevant Nasdaq or stock exchange rules, issue fractional shares.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Level 3 Communications, Inc., 1025 Eldorado Blvd., Broomfield, CO 80021, Attention: Vice President, Investor Relations, or by telephone at (720) 888-2500.

18.
GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICAION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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FORM OF CONVERSION NOTICE

To:
Level 3 Communications, Inc.

        The undersigned owner of the Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount at maturity or an integral multiple thereof (assuming no exercise by the Company of its right to elect to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October15, 2007)) below designated, into shares of Common Stock of Level 3 Communications, Inc., in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Securities representing any unconverted principal amount at maturity hereof, be issued and delivered to the owner hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Security.

Dated:
Fill in for registration of shares if to be delivered, and Securities if to be issued, other than to and in the name of the owner (Please Print):	Signature
(Name)	Principal amount at maturity to be converted (if less than all):
$ ,000
(Street Address)	Social Security or other Taxpayer Identification Number
(City, State and Zip Code)
Signature Guarantee:

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Securities are to be delivered, other than to and in the name of the registered Holder.

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ASSIGNMENT FORM

        To assign this Security, fill in the form below:

        (I) or (we) assign and transfer this Security to

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Date:

Medallion Signature Guarantee:

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OPTION OF HOLDER TO ELECT REPURCHASE

        If you wish to have this Security repurchased by the Company pursuant to Section 4.05 of the Indenture, check the Box: ☐

        If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.05 of the Indenture, state the principal amount at maturity (in multiples of $1,000): $            .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Medallion Signature Guarantee:

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SCHEDULE I

LEVEL 3 COMMUNICATIONS, INC.
9% Convertible Senior Discount Notes Due 2013

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Date	Principal Amount at Maturity	Notation

EXHIBIT A-2

        {Form of Certificated Security}

        FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS 29.527% OF ITS PRINCIPAL AMOUNT AT MATURITY, THE ISSUE DATE IS OCTOBER 24, 2003 AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 9%, COMPOUNDED SEMIANNUALLY.

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO NON-U.S. PERSONS THAT OCCURS OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT INCLUDING THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

        THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

A-2-1

LEVEL 3 COMMUNICATIONS, INC.

9% Convertible Senior Discount Notes Due 2013

No.:	CUSIP:
Issue Date: , 2003	Principal Amount at Maturity: $

        LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation, promises to pay to                        or registered assigns, the principal amount at maturity of $                        , on October 15, 2013, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

        Interest Payment Dates: April 15 and October 15, commencing April 15, 2008 (unless the Company elects to commence the accrual of cash interest on the Securities on or after October 15, 2004 and prior to October 15, 2007).

        Record Dates: April 1 and October 1, commencing April 1, 2008.

LEVEL 3 COMMUNICATIONS, INC.
By:	Name: Title:

A-2-2

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:	Authorized Signatory

Dated:

A-2-3

{FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1}

A-2-4

EXHIBIT B

Transfer Certificate

        In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                                           principal amount at maturity of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

        ☐ A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

        ☐ The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

        ☐ The transfer of the Surrendered Securities complies with Regulation S under the Securities Act; or

        ☐ The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

        ☐ The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act; and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

        ☐ The transferee is an Affiliate of the Company.

DATE:
Signature(s)

        (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guarantee
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

B-2-1

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